                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and the related Prospectus of ACR Group, Inc. for the registration of 2,411,667 shares of its common stock and to the incorporation by reference therein of: (i) our report dated June 10, 1997, with respect to the consolidated financial statements of ACR Group, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended February 28, 1997; and (ii) our report dated November 14, 1997, with respect to the financial statements of Contractors Heating and Supply Company included in ACR Group, Inc.'s Current Report (Form 8-K) dated November 24, 1997, both filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP


Houston, Texas
December 17, 1997